UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 14, 2009

SAN JOAQUIN BANCORP
(Exact name of registrant as specified in charter)

California	000-52165	20-5002515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Truxtun Avenue, Bakersfield, California 93301
(Address of Principal Executive Offices) (Zip Code)

661-281-0360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This current report on Form 8-K/A amends the reports on Form 8-K filed on October 16, 2009 and October 19, 2009 by San Joaquin Bancorp (“Registrant”) regarding, respectively, the indemnification agreement between Senior Vice President and Chief Financial Officer, Mark Taylor, and the subsequent resignations of the Registrant’s Executive Vice President and Chief Operating Officer, Stephan M. Annis, and Senior Vice President and Chief Financial Officer, Mark Taylor. This amendment is intended to update and supersede both of the above referenced reports.

Item 1.01 – Entry into a Material Definitive Agreement.

On October 14, 2009, the Registrant entered into an indemnification agreement with Mark Taylor, Senior Vice President and Chief Financial Officer (“Indemnitee”). The indemnification agreement indemnified the Indemnitee, to the fullest extent permitted under California law and the Registrant’s Articles of Incorporation, against certain expenses or liabilities incurred in connection with the investigation, defense, settlement or appeal of any proceeding associated with the Indemnitee being an agent of the Corporation. The form of indemnification agreement was attached as exhibit 10.1 to the Registrant’s current report on Form 8-K filed on October 16, 2009 and is incorporated herein by reference.

Item 1.03 – Bankruptcy or Receivership.

On October 16, 2009, San Joaquin Bank (the “Bank”), the wholly-owned banking subsidiary of San Joaquin Bancorp  (the “Registrant”) and its principal asset, was closed by the California Department of Financial Institutions, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank. As indicated in the FDIC press release dated October 16, 2009, subsequent to the closure, Citizens Business Bank of Ontario, California (“Citizens Business Bank”) assumed all of the deposits of the Bank and purchased essentially all of the Bank’s assets pursuant to a purchase and assumption transaction agreement between Citizens Business Bank and the FDIC.

As a result of the FDIC being appointed receiver of the Bank, the Registrant expects to cease all business activity and operations since the Bank was the Registrant's only source of revenue. The Registrant is also exploring whether to file a voluntary petition for bankruptcy pursuant to Chapter 7 of Title 11 of the United States Code, however, no filing has been initiated as of the date hereof.

On October 19, 2009, the five offices of the Bank reopened as branches of Citizens Business Bank. Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/sanjoaquin.html or call the FDIC toll-free at 1-800-423-6395.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The appointment of the FDIC as a receiver for the Bank would be deemed to be an event of default under the terms of the Junior Subordinated Indenture (“Indenture”) between the Registrant and Wilmington Trust Company, as Trustee, governing trust preferred securities issued by the Registrant's unconsolidated Delaware statutory trust dated as of September 1, 2006:   San Joaquin Bancorp Trust #1 ("Trust").   Subject to certain notice and waiting requirements set forth in the Trust, upon the occurrence of this event of default (or other events of default), the trustee or holders of not less than 25% in principal of the outstanding unsecured subordinated notes of the Trust or holders of not less than 25% of the liquidation amount of trust preferred securities may declare the entire principal, premium and any accrued unpaid interest of said notes immediately due and payable. The trust preferred securities are guaranteed by the Registrant on a subordinated basis pursuant to a Guarantee Agreement, dated as of September 1, 2006, between Registrant, as Guarantor, and Wilmington Trust Company, as Guarantor Trustee.

The Indenture, the Trust and the Guarantee Agreement were filed as exhibits to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2006.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2009, Stephen M. Annis, 61, who had been serving as the Executive Vice President and Chief Operating Officer of the Bank and Registrant resigned from all of his positions with the Registrant.

On October 16, 2009, Mark Taylor, 48, who had been serving as the Senior Vice President and Chief Financial Officer of the Bank and Registrant resigned from all of his positions with the Registrant.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2009, the Registrant created a series of preferred stock which was designated as the Series A Preferred Stock (the “Series A Preferred Stock”), pursuant to a Certificate of Designation of Rights, Preferences, Privileges and Restrictions (the “Certificate”), which was endorsed and filed in the office of the Secretary of State of the State of California on October 14, 2009. The Series A Preferred Stock consists of Fifty Thousand (50,000) shares, however, no shares have been issued and none are expected to be issued as of the date hereof. The Certificate sets forth the powers, preferences, relative and other special rights and the qualifications, limitations and restrictions of such Series A Preferred Stock as follows:

1.

Designation.  The series shall be designated as the “Series A Preferred Stock” and shall consist of 50,000 shares of Preferred Stock, without par value. For purposes of this Certificate of Designation, the Original Issue Price of the Series A Preferred Stock shall be one hundred ($100.00) per share.

2.

Dividends. If and when declared by the Board of Directors of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of any funds legally available therefor, a dividend payable in cash at an annual rate of 6% of the Original Issue Price on each outstanding share of Series A Preferred Stock payable in preference and priority to any payment of any dividend on any shares of Common Stock of the Corporation. The Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends on the Series A Preferred Stock shall have been paid or declared and set apart, except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Corporation’s Board of Directors which permit the Corporation to repurchase such shares upon termination of employment or services to the Corporation. The right to such dividends on the Series A Preferred Stock shall be noncumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock contemporaneously.

3.

Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or otherwise, the holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the Original Issue Price for the Series A Preferred Stock plus the amount of any declared but unpaid dividends per share on the Series A Preferred Stock (the “Liquidation Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets of the Corporation legally available for distribution shall be distributed pro-rata to the holders of the Series A Preferred Stock, in proportion to the aggregate Liquidation Preference of the shares of Series A Preferred Stock held by each such holder After the payment to the holders of Series A Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be paid or distributed to the holders of the Common Stock. A reorganization, consolidation or merger of the Corporation with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this section 3. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors.

4.	Redemption at the Option of the Corporation. The Corporation shall have the right to redeem shares of the Series A Preferred Stock as follows:

(a)       The Corporation shall have the right, at its sole option and election, provided the Corporation shall have first obtained the approval of the Board of Governors of the Federal Reserve System, or its authorized delegate, to redeem the shares of the Series A Preferred Stock, in whole or in part, at any time and from time to time, at a redemption price equal to the sum of (A) the Original Issue Price plus (B) the amount per share of any declared but unpaid dividends on the Series A Preferred Stock being redeemed as of the applicable redemption date (the “Redemption Price”).

(b)       If less than all of the Series A Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such manner as the Board of Directors may determine to be fair and proper.

(c)       Notice of any redemption of the Series A Preferred Stock shall be mailed at least twenty (20) days but no more than sixty (60) days prior to the date fixed for redemption (a “Redemption Notice”) to all holders of Series A Preferred Stock to be redeemed, at each such holder’s address as it appears on the books of the Corporation, setting forth (A) the record date, as fixed by the Board of Directors, (B) the redemption date, as fixed by the Board of Directors, (C) the Redemption Price for the shares to be redeemed and (D) the place at which the holders may obtain payment of the Redemption Price upon surrender of their share certificates. In order to facilitate the redemption of the Series A Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock to be redeemed and may also fix a redemption date as the date that the Redemption Price shall be paid to the holders of Series A Preferred Stock whose shares are to be redeemed.

(d)       On or prior to the date fixed for redemption, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company organized under the laws of the United States or the State of California, as a trust fund for the benefit of the holders of the shares of the Series A Preferred Stock called for redemption, with irrevocable instructions and authority to the bank or trust company to pay, on and after the date fixed for redemption, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any funds so deposited by the Corporation pursuant to this Section 4(d) remaining unclaimed at the expiration of three (3) years following the date fixed for redemption shall revert to the general funds of the Corporation promptly upon written request. Any such bank or trust company paying over to the Corporation such unclaimed funds shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment of the Redemption Price. The Redemption Price shall not bear any interest.

(e)       On or after the date fixed for redemption, the holders of the Series A Preferred Stock shall surrender the certificates representing such shares in the manner and at the place designated, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such redemption date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.

5.

Voting.  Except as otherwise required by law or the Articles of Incorporation of the Corporation, as amended or restated from time to time, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter.  The holders of shares of the Series A Preferred Stock shall be entitled to receive notice only of such meetings of shareholders at which proposals are presented upon which they are entitled to vote as required by law or the Articles of Incorporation of the Corporation, as amended or restated from time to time.

6.

Reissuance of Series A Preferred Stock.  In the event that any shares of Series A Preferred Stock shall be redeemed, the shares so redeemed shall be cancelled and shall not be issuable by this Corporation.

Item 8.01 – Other Events.

As of October 19, 2009, to Registrant’s knowledge: (i) Registrant’s principal assets, excluding its investment in the Bank and its investment in the Trust, which investments are expected to be written off completely, consisted primarily of cash and cash equivalents of approximately $10 thousand; and (ii) the Registrant’s principal liabilities, are $10.0 million of unsecured subordinated notes (the “Notes”) issued to the Trust, $205 thousand in accrued and unpaid interest on the Notes and potential interest rate swap and related liabilities from a cash flow hedge arrangement, in amounts that are still being determined.

Effective as of March 31, 2009, the Registrant exercised its right to defer interest payments under the Notes, which it may do so for up to 20 consecutive quarters. If the Registrant institutes bankruptcy proceedings or upon a receiver being appointed for the Bank (which occurred on October 16, 2009), an event of default would be deemed to have occurred, and in either event, among others, the trustee or holders of not less than 25% in principal of the outstanding Notes or holders of not less than 25% of the liquidation amount of the trust preferred securities may declare the entire outstanding balance of the Notes plus accrued, but unpaid, interest due and payable immediately.

Item 9.01 – Financial Statements and Exhibits.

Exhibit 99.1         Press Release Dated October 16, 2009.

Exhibit 99.2         Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock of San Joaquin Bancorp.

[Note: Exhibit 99.1 is deemed furnished and not filed except as otherwise expressly stated above]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By:	/s/ Bart Hill
Bart Hill
President

Date: October 21, 2009